UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2016

ZAIS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)
_____________________

Maryland	001-35808	90-0729143
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Two Bridge Avenue, Suite 322	07701-1106
Red Bank, NJ
(Address of principal executive offices)	(Zip Code)

_____________________

Registrant’s telephone number, including area code: (732) 978-7518

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders (the “Special Meeting”) of ZAIS Financial Corp. (“ZAIS Financial” or the “Company”) was held on September 27, 2016 in Red Bank, New Jersey. A total of 4,657,904 shares were represented in person or by valid proxy at the Special Meeting, which constituted a quorum. A summary of the voting results for the following proposals, each of which is described in detail in the joint proxy statement/prospectus dated August 26, 2016 and first mailed to the Company’s stockholders on or about August 29, 2016, is set forth below:

Approval of Share Issuance Proposal

Stockholders of the Company approved the issuance of shares (the “Share Issuance Proposal”) of ZAIS Financial common stock, par value $0.0001 per share, to the stockholders of Sutherland Asset Management Corporation (“Sutherland”), pursuant to the Agreement and Plan of Merger, dated as of April 6, 2016, as amended as of May 9, 2016 and August 4, 2016 (as it may be further amended or modified from time to time, the “Merger Agreement”), by and among ZAIS Financial, ZAIS Financial Partners, L.P., ZAIS Merger Sub, LLC (“Merger Sub”), Sutherland and Sutherland Partners, L.P. The votes cast were as follows:

Votes For	Votes Against	Abstentions

4,409,038	80,304	168,562

Approval of Adjournments

Stockholders of the Company approved the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Share Issuance Proposal. The votes cast were as follows:

Votes For	Votes Against	Abstentions

4,210,890	275,752	171,262

However, the proposal to approve the adjournment of the Special Meeting was deemed moot because there were sufficient votes at the time of the Special Meeting to approve the Share Issuance Proposal.

Item 8.01	Other Events.

Also on September 27, 2016, at the special meeting of the stockholders of Sutherland (the “Sutherland Special Meeting”), the stockholders of Sutherland approved the merger by the requisite vote of Sutherland stockholders. A total of 29,805,523 shares were represented in person or by valid proxy at the Sutherland Special Meeting, which constituted a quorum. A summary of the voting results for the following proposals, each of which is described in detail in the joint proxy statement/prospectus dated August 26, 2016, is set forth below:

2

Approval of the Merger

Stockholders of Sutherland approved the merger of Sutherland with and into Merger Sub, a wholly owned subsidiary of the Company, with Merger Sub surviving the merger, pursuant to the Merger Agreement, and the other transactions contemplated by the Merger Agreement. The votes cast were as follows:

Votes For	Votes Against	Abstentions

26,003,249	870,150	2,932,124

Approval of Adjournments

Stockholders of Sutherland approved the adjournment of the Sutherland Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the merger proposal. The votes cast were as follows:

Votes For	Votes Against	Abstentions

26,003,249	870,150	2,932,124

However, the proposal to approve the adjournment of the Sutherland Special Meeting was deemed moot because there were sufficient votes at the time of the Sutherland Special Meeting to approve the merger proposal.

On September 27, 2016, the Company and Sutherland issued a joint press release announcing both the results of the Special Meeting and approval of the merger by the stockholders of Sutherland. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 27, 2016.

3

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAIS FINANCIAL CORP.

September 27, 2016	By:	/s/ Michael Szymanski
		Name:	Michael Szymanski
		Title:	Chief Executive Officer

4

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 27, 2016

5